Exhibit 10.1
LULULEMON ATHLETICA INC.
2007 EQUITY INCENTIVE PLAN
          SECTION 1. Purpose; Definitions. The purposes of the lululemon athletica inc. 2007 Equity Incentive Plan (the “Plan”) are to enable Lululemon Corp. (the “Company”) and its Affiliates (as defined herein) to recruit and retain highly qualified personnel, to provide those personnel with an incentive for productivity and to provide those personnel with an opportunity to share in the growth and value of the Company.
          For purposes of the Plan, the following initially capitalized words and phrases will be defined as set forth below, unless the context clearly requires a different meaning:
          (a) “Affiliate” means any Person that is a subsidiary of the Company, or directly or indirectly controls, or is controlled by, or is under common control with, the Company (or their successors).
          (b) “Award” means a grant of Options, SARs, Restricted Stock, or Restricted Stock Units pursuant to the provisions of the Plan.
          (c) “Award Agreement” means, with respect to any particular Award, the written document that sets forth the terms of that particular Award.
          (d) “Board” means the Board of Directors of the Company, as constituted from time to time; provided, however, that if the Board appoints a Committee to perform some or all of the Board’s administrative functions hereunder pursuant to Section 2, references in the Plan to the “Board” will be deemed to also refer to that Committee in connection with matters to be performed by that Committee.
          (e) “Cause” means (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Company or its Affiliates public disgrace or disrepute, or adversely affects the Company’s or its Affiliates’ operations or financial performance or the relationship the Company has with its Affiliates, (ii) gross negligence or willful misconduct with respect to the Company or any of its Affiliates, including, without limitation fraud, embezzlement, theft or proven dishonesty in the course of his employment; (iii) refusal, failure or inability to perform any material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (v) below) to the Company or any of its Affiliates (other than due to a Disability), which failure, refusal or inability is not cured within 10 days after delivery of notice thereof; (iv) material breach of any agreement with or duty owed to the Company or any of its Affiliates; (v) any breach of any obligation or duty to the Company or any of its Affiliates (whether arising by statute, common law, contract or otherwise) relating to confidentiality, noncompetition, nonsolicitation or proprietary rights; or (vi) any other conduct that constitutes “cause” at common law. Notwithstanding the foregoing, if a Participant and the Company (or any of its Affiliates) have entered into an employment agreement, consulting agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall have the meaning defined in that employment agreement, consulting agreement or other agreement.

          (f) “Change in Control” means, the occurrence of any of the following, in one transaction or a series of related transactions: (i) any person (as such term is used in Section 13(d) and 14(d) of the Exchange Act) becoming a “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the voting power of the Company’s then outstanding capital stock; (ii) a consolidation, share exchange, reorganization or merger of the Company resulting in the stockholders of the Company immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (iii) the sale or other disposition of all or substantially all the assets of the Company (other than a transfer of financial assets made in the ordinary course of business for the purpose of securitization); (iv) a liquidation or dissolution of the Company; or (v) any similar event deemed by the Board to constitute a Change in Control for purposes of the Plan.
          For the avoidance of doubt, a transaction or a series of related transactions will not constitute a Change in Control if such transaction(s) result(s) in the Company, any successor to the Company, or any successor to the Company’s business, being controlled, directly or indirectly, by the same Person or Persons who controlled the Company, directly or indirectly, immediately before such transaction(s).
          (g) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.
          (h) “Committee” means a committee appointed by the Board in accordance with Section 2 of the Plan.
          (i) “Consultant” means a Person, other than an employee or Director of the Company or an Affiliate, that (i) is engaged to provide services to the Company or an Affiliate other than services provided in relation to a distribution of securities; (ii) provides services under a written contract with the Company or an Affiliate; and (iii) spends or will spend a significant amount of time and attention to the affairs and business of the Company or an Affiliate.
          (j) “Designated Participant” means a Participant not subject to Canadian federal personal income tax.
          (k) “Director” means a member of the Board or of the board of directors of an Affiliate.
          (l) “Disability” means a condition rendering a Participant Disabled.
          (m) “Disabled” means a total and permanent disability, as defined in Section 22(e)(3) of the Code.
          (n) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          (o) “Fair Market Value” means, as of any date: (i) if the Shares are not then publicly traded, the value of such Shares on that date, as determined by the Board in its sole and absolute discretion; or (ii) if the Shares are publicly traded, the volume weighted average trading price of the Shares for the five trading days immediately preceding such date on the TSX or the principal national securities exchange on which the majority of the trading in the Shares occurs or, if the Shares are not listed or admitted to trading on the TSX or any national securities exchange, but are traded in the over-the-counter market, the closing sale price of a Share on that date or, if no sale is publicly reported, the average of the closing bid and asked prices on that date, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the common stock selected from time to time by the Company for that purpose.
          (p) “Incentive Stock Option” means any Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.
          (q) “Insider” means an insider as defined in the Securities Act (British Columbia), other than a Person who would be deemed an “insider” only virtue of being a director or senior officer of a Subsidiary.
          (r) “Non-Employee Director” will have the meaning set forth in Rule 16b-3(b)(3)(i) promulgated by the Securities and Exchange Commission under the Exchange Act, or any successor definition adopted by the Securities and Exchange Commission; provided, however, that the Board or the Committee may, to the extent that it deems necessary to comply with Section 162(m) of the Code or regulations thereunder, require that each “Non-Employee Director” also be an “outside director” as that term is defined in regulations under
Section 162(m).
          (s) “Non-Qualified Stock Option” means any Option that is not an Incentive Stock Option.
          (t) “Option” means any option to purchase Shares (including Restricted Stock, if the Board so specifies in the applicable Award Agreement) granted pursuant to Section 5 hereof.
          (u) “Parent” means, in respect of the Company, a “parent corporation” as defined in Section 424(e) of the Code.
          (v) “Participant” means an employee, Director or Consultant of the Company or any of its Affiliates to whom an Award is granted.
          (w) “Person” means an individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated association, or other entity or association.
          (x) “Restricted Stock” means Shares that are subject to restrictions pursuant to Section 8 hereof.
          (y) “Restricted Stock Unit” means a right granted under and subject to restrictions pursuant to Section 8 hereof.
          (z) “SAR” means a stock appreciation right granted under the Plan and described in Section 6 hereof.

          (aa) “Shares” means shares of the Company’s common stock, par value $0.001, subject to substitution or adjustment as provided in Section 3 hereof
          (bb) “Subsidiary” means, in respect of the Company, a subsidiary company, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.
          (cc) “Tax Act” means the Income Tax Act (Canada), as amended from time to time, and any successor thereto.
          (dd) “TSX” means the Toronto Stock Exchange.
          SECTION 2. Administration. The Plan will be administered by the Board; provided, however, that the Board may at any time appoint a Committee to perform some or all of the Board’s administrative functions hereunder; and provided further, that the authority of any Committee appointed pursuant to this Section 2 will be subject to such terms and conditions as the Board may prescribe and will be coextensive with, and not in lieu of, the authority of the Board hereunder.
          Subject to the requirements of the Company’s by-laws, certificate of incorporation, and any other agreement that governs the appointment of Board committees, any Committee established under this Section 2 will be composed of not fewer than two members, each of whom will serve for such period of time as the Board determines; provided, however, that if the Company has a class of securities required to be registered under Section 12 of the Exchange Act, all members of any Committee established pursuant to this Section 2 will be Non-Employee Directors. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.
          Directors who are eligible for Awards or have received Awards may vote on any matters affecting the administration of the Plan or the grant of Awards, except that no such member will act upon the grant of an Award to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the grant of Awards to himself or herself.
          The Board will have full authority to grant Awards under this Plan. In particular, subject to the terms of the Plan, the Board will have the authority:
          (a) to select the persons to whom Awards may from time to time be granted hereunder (consistent with the eligibility conditions set forth in Section 4);
          (b) to determine the type of Award to be granted to any person hereunder;
          (c) to determine the number of Shares, if any, to be covered by each Award; and
          (d) to establish the terms and conditions of each Award Agreement.

          The Board will have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it, from time to time, deems advisable; to establish the terms of each Award Agreement; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement); and to otherwise supervise the administration of the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it deems necessary to carry out the intent of the Plan.
          All decisions made by the Board pursuant to the provisions of the Plan will be final and binding on all persons, including the Company and Participants. No Director will be liable for any good faith determination, act or omission in connection with the Plan or any Award.
          SECTION 3. Shares Subject to the Plan.
          (a) Shares Subject to the Plan. The Shares to be subject to or related to Awards under the Plan will be authorized and unissued Shares of the Company. The maximum number of Shares that may be subject to Options, SARs, Restricted Stock or Restricted Stock Units under the Plan is 10,000,000. The Company will reserve for the purposes of the Plan, out of its authorized and unissued Shares, such number of Shares. Notwithstanding the foregoing, no Participant may be granted Options or SARs with respect to more than 400,000 Shares in any calendar year or 5% of the Shares outstanding at the time such Shares are reserved for issuance.
In addition, (i) the maximum number of shares that may be issued to Insiders pursuant to awards under the Plan and any other stock-based compensation arrangement adopted by the Company is 10% of the Shares outstanding; (ii) the maximum number of Shares that may be issued to Insiders under the Plan and any other stock-based compensation arrangement adopted by the Company within a one-year period is 10% of the Shares outstanding; and (iii) the maximum number of shares that may be issued to any one Insider (and such Insider’s associates and Affiliates) under the Plan and any other stock-based compensation arrangement adopted by the Company within a one-year period is 5% of the number of Shares outstanding.
For purposes of clauses (i), (ii) and (iii) above, any entitlement to acquire Shares granted pursuant to this Plan or any other stock-based compensation arrangement adopted by the Company prior to the Participant becoming an Insider is to be excluded, and the number of Shares outstanding is to be determined at the time of the Share issuance in question.
          (b) Effect of the Expiration or Termination of Awards. If and to the extent that an Option or SAR expires, terminates or is canceled or forfeited for any reason without having been exercised in full, the Shares associated with that Option or SAR will again become available for grant under the Plan. Similarly, if and to the extent an Award of Restricted Stock or Restricted Stock Units is canceled or forfeited for any reason, the Shares subject to that Award will again become available for grant under the Plan. In addition, if and to the extent an Award is settled for cash, the Shares subject thereto will again become available for grant under the Plan.

          (c) Other Adjustment. In the event of any recapitalization, reorganization, merger, stock split or combination, stock dividend or other similar event or transaction (including, without limitation, any “corporate transaction,” within the meaning of Treasury Regulation § 1.424-1(a)(3)), substitutions or adjustments will be made by the Board: (i) to the aggregate number, class and/or issuer of the securities reserved for issuance under the Plan; (ii) to the number, class and/or issuer of securities subject to outstanding Awards; and (iii) to the exercise price of outstanding Options or SARs, in each case in a manner that reflects equitably the effects of such event or transaction. For avoidance of doubt, a substitution or adjustment that reflects equitably the effects of a given event or transaction will include (but will not be limited to) any substitution or adjustment consistent with the requirements of Treasury Regulation § 1.424-1(a) or any successor provision.
          (d) Change in Control. Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Change in Control of the Company or any of its Affiliates, the Board may, in its sole and absolute discretion and without the need for the consent of any Participant, take one or more of the following actions contingent upon the occurrence of that Change in Control:
          (i) cause any or all outstanding Options or SARs to become vested and immediately exercisable, in whole or in part;
          (ii) cause any or all outstanding Restricted Stock or Restricted Stock Units to become non-forfeitable, in whole or in part;
          (iii) cause any outstanding Option to become fully vested and immediately exercisable for a reasonable period in advance of the Change in Control and, to the extent not exercised prior to that Change in Control, cancel that Option upon closing of the Change in Control;
          (iv) cancel any Option or SAR in exchange for a substitute award in a manner consistent with the principles of Treas. Reg. §1.424-1(a) or any successor rule or regulation (notwithstanding the fact that the original Award may never have been intended to satisfy the requirements for treatment as an Incentive Stock Option);
          (v) cancel any Restricted Stock or Restricted Stock Units in exchange for restricted stock or restricted stock units with respect to the capital stock of any successor corporation or its parent;
          (vi) redeem any Restricted Stock or Restricted Stock Unit for cash and/or other substitute consideration with a value equal to the Fair Market Value of an unrestricted Share on the date of the Change in Control;
          (vii) cancel any SAR in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that SAR, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that SAR; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such SAR, the Board may cancel that SAR without any payment of consideration therefore; and/or
          (viii) with respect to any Option held by a Designated Participant, cancel that Option in exchange for cash and/or other substitute consideration with a value equal to: (A) the number of Shares subject to that Option, multiplied by (B) the difference, if any, between the Fair Market Value per Share on the date of the Change in Control and the exercise price of that Option; provided, that if the Fair Market Value per Share on the date of the Change in Control does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.
In the discretion of the Board, any cash or substitute consideration payable upon cancellation of an Award may be subjected to (i) vesting terms substantially identical to those that applied to the cancelled Award immediately prior to the Change in Control, or (ii) earn-out, escrow, holdback or similar arrangements, to the extent such arrangements are applicable to any consideration paid to stockholders in connection with the Change in Control.
          SECTION 4. Eligibility. Employees, Directors and Consultants are eligible to be granted Awards under the Plan; provided, however, that only employees of the Company, its Parent or a Subsidiary are eligible to be granted Incentive Stock Options.
          SECTION 5. Options. Options granted under the Plan may be Incentive Stock Options or Non-Qualified Stock Options. Any Option granted under the Plan will be in such form as the Board may at the time of such grant approve. Without limiting the generality of Section 3(a), any or all of the Shares reserved for issuance under Section 3(a) may be issued in respect of Incentive Stock Options.
          The Award Agreement evidencing any Option will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:
          (a) Option Price. Except for the exchange of Options contemplated under Section 5(h), the exercise price per Share purchasable under an Option will be determined by the Board and will not be less than 100% of the Fair Market Value of a Share on the date of the grant. However, any Incentive Stock Option granted to any Participant who, at the time the Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary will have an exercise price per Share of not less than 110% of Fair Market Value per Share on the date of the grant.
          (b) Option Term. The term of each Option will be fixed by the Board, provided, however, that no Option will be exercisable more than 10 years after the date the Option is granted. However, any Incentive Stock Option granted to any Participant who, at the time such Option is granted, owns more than 10% of the voting power of all classes of shares of the Company, its Parent or of a Subsidiary may not have a term of more than five years. No Option may be exercised by any person after expiration of the term of the Option.
          (c) Exercisability. Options will vest and be exercisable at such time or times and subject to such terms and conditions as determined by the Board.

          (d) Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, Options may be exercised in whole or in part at any time and from time to time during the term of the Option, by the delivery of written notice of exercise by the Participant to the Company specifying the number of Shares to be purchased. Such notice will be accompanied by payment in full of the purchase price, either by (i) cash or certified or bank check, (ii) unless otherwise determined by the Committee, through means of a “net settlement,” whereby no exercise price will be due and where the number of Shares issued upon such exercise will be equal to: (A) the product of (1) the number of Shares as to which the Option is then being exercised, and (2) the difference between (x) the then current Fair Market Value per Share and (y) the exercise price per share, divided by (B) the then current Fair Market Value per Share. A number of Shares equal to the difference between the number of Shares as to which the Option is then being exercised and the number of Shares actually issued to the Grantee upon such net settlement will be deemed to have been received by the Company in satisfaction of the exercise price, or (iii) by such other method as the Committee may approve or accept.
          No Shares will be issued upon exercise of an Option until full payment therefor has been made. A Participant will not have the right to distributions or dividends or any other rights of a stockholder with respect to Shares subject to the Option until the Participant has given written notice of exercise, has paid in full for such Shares, if requested, has given the representation described in Section 11 hereof and fulfills such other conditions as may be set forth in the applicable Award Agreement.
          (e) Incentive Stock Option Limitations. In the case of an Incentive Stock Option, the aggregate Fair Market Value (determined as of the time of grant) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year under the Plan and/or any other plan of the Company, its Parent or any Subsidiary will not exceed $100,000. For purposes of applying the foregoing limitation, Incentive Stock Options will be taken into account in the order granted. To the extent any Option does not meet such limitation, that Option will be treated for all purposes as a Non-Qualified Stock Option.
          (f) Termination of Service. Unless otherwise specified in the Award Agreement, Options will be subject to the terms of Section 7 with respect to exercise upon or following termination of employment or other service.
          (g) Transferability of Options. Except as may otherwise be specifically determined by the Board with respect to a particular Option, no Option will be transferable by the Participant other than by will or by the laws of descent and distribution, and all Options will be exercisable, during the Participant’s lifetime, only by the Participant or, in the event of his Disability, by his personal representative.
          (h) Exchange of Options. In respect of Options issued pursuant to this Plan (a “Replacement Option”) in exchange (an “Exchange”) for an option (the “Exchanged Option”) previously issued by an Affiliate of the Company in an exchange contemplated under section 1.4 of the Reorganization Agreement dated April 26, 2007 made among the Company, Lululemon Athletica USA, Inc., Lululemon Athletica Inc., LIPO Investments (USA) Inc., LIPO

Investments (Canada) Inc., and Lulu Canadian Holdings Inc., and which is described in paragraphs 7(1.4)(a) and (b) of the Tax Act, the following provisions shall ensure compliance with paragraph 7(1.4)(c) thereof, as follows:
          (i) subject to (ii), the exercise price per Share of a Replacement Option shall be fixed at the exercise price of the Exchanged Option, adjusted for the exchange ratio applicable to such Exchange; and
          (ii) if
               (A) the Board determines in good faith and after receiving an opinion from a qualified valuator that with respect to the Exchanges pursuant to the Reorganization Agreement (1) the excess of the aggregate fair market value of the Shares subject to the Replacement Option immediately after the issuance of the Replacement Option less the aggregate option exercise price for such Shares pursuant to the Replacement Option (such excess, referred to as the “Post-Exchange Option Value”) would otherwise exceed (2) the excess of the aggregate Fair Market Value of the securities subject to the Exchanged Option immediately before the issuance of the Replacement Option less the aggregate option exercise price for such securities pursuant to the Exchanged Option (such excess, referred to as the “Pre-Exchange Option Value”), and
               (B) the Board determines in good faith after receiving an opinion from legal counsel that an adjustment to the option exercise price is necessary to ensure compliance with the requirements under section 7(1.4) of the Tax Act, then the option exercise price of the Shares subject to the Replacement Option as determined by the Board under this Section 5 shall be modified nunc pro tunc, but only to the extent necessary, so that the Post-Exchange Option Value does not exceed the Pre-Exchange Option Value. The terms of the Replacement Option will otherwise continue unamended.
The term, conditions to and manner of exercising, vesting conditions and all other terms and conditions of each Replacement Option will otherwise be the same as the terms and conditions of the corresponding Exchanged Option.
          SECTION 6. Stock Appreciation Rights.
          (a) Nature of Award. Upon the exercise of a SAR, its holder will be entitled to receive an amount equal to the excess (if any) of: (i) the Fair Market Value of the Shares as to which the SAR is then being exercised, over (ii) the Fair Market Value of those Shares as of the date the SAR was granted (subject to adjustment in accordance with Section 3(c)). Such amount may be paid in either cash and/or Shares, as determined by the Board in its discretion.
          (b) Terms and Conditions. The Award Agreement evidencing any SAR will incorporate the following terms and conditions and will contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Board deems appropriate in its sole and absolute discretion:

          (i) Term of SAR. Unless otherwise specified in the Award Agreement, the term of a SAR will be ten years.
          (ii) Exercisability. SARs will vest and become exercisable at such time or times and subject to such terms and conditions as will be determined by the Board.
          (iii) Method of Exercise. Subject to the exercisability and termination provisions set forth herein and in the applicable Award Agreement, SARs may be exercised in whole or in part from time to time during their term by delivery of written notice to the Company specifying the portion of the SAR to be exercised.
          (iv) Termination of Service. Unless otherwise specified in the Award Agreement, SARs will be subject to the terms of Section 7 with respect to exercise upon termination of employment or other service.
          (v) Non-Transferability. Except as may otherwise be specifically determined by the Board with respect to a particular SAR: (A) SARs may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution, and (B) during the Participant’s lifetime, SARs will be exercisable only by the Participant (or, in the event of the Participant’s Disability, by his or her personal representative).
          SECTION 7. Termination of Service. Unless otherwise specified by the Board with respect to a particular Option or SAR, any portion of an Option or SAR that is not exercisable upon termination of service will expire immediately and automatically upon such termination and any portion of an Option or SAR that is exercisable upon termination of service will expire on the date it ceases to be exercisable in accordance with this Section 7.
          (a) Termination by Reason of Death. If a Participant’s service with the Company or any Affiliate terminates by reason of death, any Option or SAR held by such Participant may thereafter be exercised, to the extent it was exercisable at the time of his or her death, by the legal representative of the estate or by the legatee of the Participant under the will of the Participant, for a period ending 12 months following the date of death (or, if sooner, on the last day of the stated term of such Option or SAR).
          (b) Termination by Reason of Disability. If a Participant’s service with the Company or any Affiliate terminates by reason of Disability, any Option or SAR held by such Participant may thereafter be exercised by the Participant or his personal representative, to the extent it was exercisable at the time of termination, for a period ending 12 months following the date of termination (or, if sooner, on the last day of the stated term of such Option or SAR).
          (c) Cause. If a Participant’s service with the Company or any Affiliate is terminated for Cause: (i) any Option or SAR held by the Participant will immediately and automatically expire as of the date of such termination, and (ii) any Shares for which the Company has not yet delivered share certificates will be immediately and automatically forfeited and the Company will refund to the Participant the Option exercise price paid for such Shares, if any.
          (d) Other Termination. If a Participant’s service with the Company or any Affiliate terminates for any reason other than death, Disability or Cause, any Option or SAR held by such Participant may thereafter be exercised by the Participant, to the extent it was exercisable at the time of such termination, for a period ending 90 days following the date of such termination (or, if sooner, on the last day of the stated term of such Option or SAR).
          SECTION 8. Restricted Stock.
          (a) Issuance. Restricted Stock may be issued either alone or in conjunction with other Awards. The Board will determine the time or times within which Restricted Stock may be subject to forfeiture, and all other conditions of such Awards.
          (b) Certificates. Any share certificate issued in connection with an Award of Restricted Stock will bear the following legend and/or any other legend required by this Plan, the applicable Award Agreement or applicable law:
THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND CONDITIONS OF THE LULULEMON CORP. 2007 EQUITY INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE PARTICIPANT AND LULULEMON CORP. (WHICH TERMS AND CONDITIONS MAY INCLUDE, WITHOUT LIMITATION, CERTAIN TRANSFER RESTRICTIONS AND FORFEITURE CONDITIONS). COPIES OF THAT PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF LULULEMON CORP. AND WILL BE MADE AVAILABLE TO THE HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.
          Any Share certificates evidencing Restricted Stock will be held in custody by the Company or in escrow by an escrow agent until the restrictions thereon have lapsed. As a condition to any Restricted Stock award, the Participant may be required to deliver to the Company a share power, endorsed in blank, relating to the Shares covered by such Award.
          (c) Restrictions and Conditions. The Restricted Stock awarded pursuant to this Section 8 will be subject to the following restrictions and conditions, and any other restrictions and conditions set forth in the applicable Award Agreement.
               (i) During a period commencing with the date of an Award of Restricted Stock and ending at such time or times as specified by the Board (the “Restriction Period”), the Participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber Restricted Stock awarded under the Plan. The Board may condition the lapse of restrictions on Restricted Stock upon the continued employment or service of the recipient, the attainment of specified individual or corporate performance goals, or such other factors as the Board may determine, in its sole and absolute discretion.
               (ii) Except as otherwise provided herein or in the applicable Award Agreement, once Restricted Stock has been awarded to a Participant, that Participant will have, with respect to the Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the Shares, and the right to receive any cash distributions or dividends. The Board, in its sole discretion, may require cash distributions or dividends to be subjected to the same Restriction Period as is applicable to the Restricted Stock with respect to which such amounts are paid, or if the Board so determines, reinvested in additional Restricted Stock to the extent Shares are available under Section 3(a). Any distributions or dividends paid in the form of securities with respect to Restricted Stock will be subject to the same terms and conditions as the Restricted Stock with respect to which they were paid, including, without limitation, the same Restriction Period.
               (iii) Subject to the applicable provisions of the Award Agreement, if a Participant’s service with the Company and its Affiliates terminates prior to the expiration of the Restriction Period, all of that Participant’s Restricted Stock which then remain subject to forfeiture will then be forfeited automatically.
               (iv) If and when the Restriction Period applicable to certain Restricted Stock expires without a forfeiture of those Shares (or if and when the restrictions applicable to Restricted Stock are removed pursuant to Section 3(d) or otherwise), any certificates evidencing that Restricted Stock will be replaced with new certificates, without the restrictive legends described in Section 8(b) applicable to such lapsed restrictions, and such new certificates will be promptly delivered to the Participant, the Participant’s representative (if the Participant has suffered a Disability), or the Participant’s estate or heir (if the Participant has died).
          SECTION 9. Restricted Stock Units. Restricted Stock Units may be granted hereunder, subject to such terms and conditions as the Board may impose. Each Restricted Stock Unit will represent the right to receive from the Company, after fulfillment of any applicable conditions, a distribution from the Company in an amount equal to the Fair Market Value (at the time of the distribution) of one Share. Distributions may be made in cash and/or Shares. Unless otherwise determined by the Board, Restricted Stock Units may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. All other terms governing Restricted Stock Units, such as vesting, dividend equivalent rights, time and form of payment and termination of units shall be set forth in the applicable Award Agreement.
          SECTION 10. Amendment and Termination. The Board may amend, alter or discontinue the Plan at any time, provided that no amendment, alteration or discontinuation will be made, without the approval of such amendment by the Company’s stockholders and/or any applicable regulatory agency in a manner consistent with the requirements of Treas. Reg. § 1.422-3 (or any successor provision), that would: (i) increase the total number of Shares reserved for issuance hereunder (except as otherwise provided in Section 3), or (ii) change the classes of persons eligible to receive Awards.

For the avoidance of doubt, no stockholder approval shall be required for (i) amendments of a “housekeeping nature,” (ii) changes to the vesting provisions of any Award or this Plan, (iii) changes to the provisions of this Plan relating to the expiration of Awards prior to their respective expiration dates upon the occurrence of certain specified events, (iv) a change in the exercise price of an Option granted to a Participant who is not an Insider, (v) the cancellation of an Award, or (vi) any other amendment to an Award or this Plan which is approved by the TSX on a basis which does not require stockholder approval to be obtained.
          SECTION 11. General Provisions.
          (a) The Board may require each Participant to represent to and agree with the Company in writing that the Participant is acquiring securities of the Company for investment purposes and without a view to distribution thereof and as to such other matters as the Board believes are appropriate.
          (b) Shares shall not be issued hereunder unless, in the judgment of counsel for the Company, the issuance complies with the requirements of any stock exchange or quotation system on which the Shares are then listed or quoted, the Securities Act of 1933, the Exchange Act, all rules and regulations promulgated thereunder and all other applicable laws.
          (c) All certificates for Shares or other securities delivered under the Plan will be subject to such share-transfer orders and other restrictions as the Board may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Shares are then listed and any applicable laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
          (d) Neither the adoption of the Plan nor the execution of any document in connection with the Plan will: (i) confer upon any employee of the Company or an Affiliate any right to continued employment or engagement with the Company or such Affiliate, or (ii) interfere in any way with the right of the Company or such Affiliate to terminate the employment of any of its employees at any time.
          (e) With respect to any Award, the Participant will pay to the Company, or make arrangements satisfactory to the Board regarding the payment of, taxes of any kind required by law to be withheld with respect to any amount includable in the gross income of the Participant as required by applicable law. The obligations of the Company under the Plan will be conditioned on such payment or arrangements and the Company will have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. Unless otherwise determined by the Board (but solely with respect to Designated Participants), the minimum required withholding obligation with respect to an Award may be settled in Shares, including the Shares that are subject to that Award.

deduct or withhold from payments of any kind due to the Participant under the Plan any taxes of any kind required by law to be deducted or withheld.
          SECTION 12. Effective Date of Plan. Subject to the approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption by the Board, the Plan will become effective on the date that it is approved by the Board (or such later date as is then specified by the Board), provided, however, that all Options intended to be Incentive Stock Options will automatically be converted into Non-Qualified Stock Options if the Plan is not approved by the Company’s stockholders within one year (365 days) of its adoption by the Board in a manner consistent with Treas. Reg. § 1.422-5.
          SECTION 13. Term of Plan. The Plan will continue in effect until terminated in accordance with Section 10; provided, however, that no Incentive Stock Option will be granted hereunder on or after the 10th anniversary of the effective date of the Plan (or, if the stockholders approve an amendment that increases the number of shares subject to the Plan, the 10th anniversary of the date of such approval); but provided further, that Incentive Stock Options granted prior to such 10th anniversary may extend beyond that date.
          SECTION 14. Invalid Provisions. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability will not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions will be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.
          SECTION 15. Governing Law. The Plan and all Awards granted hereunder will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the application of the principles of conflicts of laws.
          SECTION 16. Board Action. Notwithstanding anything to the contrary set forth in the Plan, any and all actions of the Board or Committee, as the case may be, taken under or in connection with the Plan and any agreements, instruments, documents, certificates or other writings entered into, executed, granted, issued and/or delivered pursuant to the terms hereof, will be subject to and limited by any and all votes, consents, approvals, waivers or other actions of all or certain stockholders of the Company or other persons required by:
          (a) the Company’s Certificate of Incorporation (as the same may be amended and/or restated from time to time);
          (b) the Company’s Bylaws (as the same may be amended and/or restated from time to time); and
          (c) any other agreement, instrument, document or writing now or hereafter existing, between or among the Company and its stockholders or other persons (as the same may be amended from time to time).
          SECTION 17. Notices. Any notice to be given to the Company pursuant to the provisions of the Plan shall be given by registered or certified mail, postage prepaid, and, addressed, if to the Company to its principal executive office to the attention of its Chief

Financial Officer (or such other person as the Company may designate in writing from time to time), and, if to a Participant, to his or her address contained in the Company’s personnel records, or at such other address as such Participant may from time to time designate in writing to the Company. Any such notice shall be deemed given or delivered three days after the date of mailing.